Exhibit 10.1
EMPLOYMENT AGREEMENT
     This Employment Agreement (“Agreement”), is made and entered into this 4th day of April, 2011, (the “Effective Date”) by and between Wright Medical Technology, Inc. (“Company”), a corporation organized and existing under the laws of the State of Delaware with its principal place of business at 5677 Airline Road, Arlington, Tennessee 38002, and David D. Stevens (“Executive”).
     WHEREAS, the Company desires to employee Executive as its interim President and Chief Executive Officer to report to the Executive Committee of the Company’s Board of Directors; and
     WHEREAS, the Company and the Executive desire to set forth the terms and conditions of Executive’s employment with Company as the interim President and Chief Executive Officer;
     NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, Company and Executive agree as follows:
     1. Definitions. For the purposes of this Agreement, the following capitalized terms have the meanings set forth below:
          1.1. “Accrued Obligations” means a lump sum amount in cash equal to the sum of (i) the Executive’s annual base salary through the Date of Termination to the extent not theretofore paid, (ii) an amount equal to the value of any accrued and/or untaken vacation, if any, and (iii) reimbursement for unreimbursed business expenses, if any, properly incurred by the Executive in the performance of the Executive’s duties in accordance with the policies established from time to time by the Board.
          1.2. “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.
          1.3. “Compensation Committee” means the compensation committee of the Board.
          1.4. “Competitive Business” means the manufacturing, supplying, producing, selling, distributing, marketing or providing for sale of any product, device or instrument manufactured or sold by the Company or any of its Affiliates or subsidiaries, in each case as of the Executive’s Date of Termination or the Expiration Date.
          1.5. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

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          1.6. “Incentive Compensation Awards” means awards granted under Incentive Compensation Plans providing the Executive with the opportunity to earn, on a year-by-year or a multi-year basis, annual and long-term incentive compensation.
          1.7. “Incentive Compensation Plans” means annual incentive compensation plans and long-term incentive compensation plans of the Company, which long-term incentive compensation plans may include plans offering stock options, restricted stock and other forms of long-term incentive compensation.
          1.8. “Person” has the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in sections 13 and 14 thereof, except that the term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the stock in the Company, or (v) a person or group as used in Rule 13d-1(b) promulgated under the Exchange Act.
     2. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment, upon the terms and conditions herein set forth.
     3. Duties. The Executive is engaged as the interim President and Chief Executive Officer of the Company and shall report to the Executive Committee of the Board of Directors of the Company (“Board”) and hereby promises to perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Board in connection with the conduct of the Company’s business.
     4. Extent of Services. The Executive shall devote his time, attention, and energies to the business of the Company and shall not, without the approval of the Company, during the term of this Agreement be engaged in any other business activity, regardless of whether such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that this requirement shall not be construed as preventing the Executive from (a) investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Executive in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor, or (b) purchasing securities in any corporation engaged in a business competitive to that of the Company whose securities are regularly traded on the Nasdaq Stock Market, a national or regional stock exchange, or the over-the-counter market, provided that such purchase shall not result in his collectively owning beneficially at any one time one percent (1%) or more of the equity securities of such corporation. Nothing in this Section 4 shall prevent the Executive from continuing to service on the Board or the board of directors of any other company or from continuing his prior business activities for any other company.
     5. Compensation Matters.

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          5.1. Base Salary. For services rendered under this Agreement, the Company shall pay the Executive a base annualized salary of $610,000 ( “Base Salary”), which shall be payable (after deduction of applicable payroll taxes) in accordance with the Company’s customary payroll practices in effect from time to time.
          5.2. Equity Incentive Plan Awards. The Executive shall receive an award of 39,400 restricted shares pursuant to the terms of the Company’s 2009 Equity Incentive Plan, as the same may be amended from time to time (“Equity Plan”), effective as of May 3, 2011. Any such grant of stock options or other awards under the Equity Plan shall be made in accordance with and subject to the terms of the Equity Plan and any agreement pursuant to which such stock options or other awards are granted. The restricted shares will vest 12 months from the Effective Date.
          5.3. Fringe Benefits. The Executive shall be eligible to receive and to participate in programs for, such fringe benefits (including, without limitation, medical insurance and retirement benefits) as the Company may make available generally to its executive officers from time to time during the term of this Agreement. The Executive shall be responsible for making any generally applicable employee contributions required under such fringe benefit programs.
     6. Sick Leave and Vacation. During the term of this Agreement, the Executive shall be entitled to annual vacation of at least four (4) weeks, or such greater time period if permitted by Company policy, to be taken at his discretion in a manner consistent with his obligations to the Company under this Agreement. The actual dates of such vacation periods shall be agreed upon through mutual discussions between the Company and the Executive; provided, however, that the Company shall have the ultimate decision with respect to the actual vacation dates to be taken by the Executive, which decision shall not be unreasonable. The purpose of such vacation is to permit personal rest and relaxation for the Executive and it not intended to be used for Executive’s ancillary business and public activities such as attendance at conferences, board meetings or public or charitable event. The Executive also shall be entitled to sick leave consistent with Company policy.
     7. Expenses. During the term of this Agreement, the Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with the business of the Company and in performance of his duties under this Agreement and in connection with reasonable travel between Memphis and Executive’s primary residence in Florida. Expenses shall be reimbursed upon the Executive’s presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.
     8. Term. Executive’s employment by the Company under this Agreement shall commence on the Effective Date and shall expire on the first anniversary of the Effective Date unless otherwise extended by written agreement or upon the Company’s employment of a President and Chief Executive Officer, whichever shall come first in time (the “Expiration Date”). Notwithstanding the foregoing but subject to Section 10, Company, in its sole and

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absolute discretion, or the Executive may terminate the Executive’s employment and the Company’s obligations hereunder.
     9. Termination and Effects of Termination.
          9.1. Notice and Date of Termination.
               9.1.1. Notice. Any termination of the Executive’s employment by the Company or by the Executive prior to the Expiration Date shall be communicated by a written notice of termination to the other party (the “Notice of Termination”). Where applicable, the Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in general terms the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. Any termination by resignation by Executive shall provide the Company with not less than four (4) weeks notice.
               9.1.2. Date. The date of the Executive’s termination of employment with the Company ( “Date of Termination”) shall be determined as follows:
                    9.1.2.1. If due to Company terminating the Executive’s employment, either with or without Cause, the Date of Termination shall be the date specified in the Notice of Termination; if for other than Cause, the Date of Termination shall not be less than two (2) weeks from the date such Notice of Termination is given, unless the Company elects to pay the Executive for that period in lieu of notice. Any such payment in lieu of notice would be in addition to any payments provided pursuant to Section 9.3
                    9.1.2.2. If due to death, the Date of Termination is the date of death.
                    9.1.2.3. If due to resignation by the Executive, the Date of Termination shall be determined by the Company, but shall not be less than four (4) weeks from the date such Notice of Termination is given.
          9.2. Termination for Cause or Resignation by Executive and Effects Thereof.
               9.2.1. Termination for Cause. The Company may terminate Executive for the following reasons: (i) the willful failure by the Executive to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness) as determined by the Board, which failure amounts to an intentional and extended neglect of the Executive’s duties, (ii) continued, documented poor performance on the part of the Executive following a reasonably sufficient time for the Executive to improve, (iii) the determination by the Board, in its sole discretion, that the Executive has engaged or is about to engage in conduct materially injurious to the Company, (iv) the determination by the Board, in its sole discretion, that the Executive has engaged in or is about to engage in conduct that is materially inconsistent with the Company’s legal and health

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care compliance policies, programs or obligations; (v) the Executive’s conviction of or entering of a guilty or no contest plea to a felony charge (or equivalent thereof) in any jurisdiction; and/or (iv) the Executive’s participation in activities proscribed in Sections 12.1, 12.3, and 12.4 or the material breach of any other covenants contained herein. (“Cause”). For the purposes of clause (i) of this definition, no act, or failure to act, on the Executive’s part shall be deemed to be “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interests of the Company.
               9.2.2. Effects of Termination for Cause or Resignation by Executive. If the Executive’s employment shall be terminated for Cause, or if the Executive resigns employment, the Company will have no further obligations to the Executive under this Agreement other than the Accrued Obligations. The Executive shall also be eligible for health and dental coverage as provided for under COBRA, using the normal COBRA administration process of the Company.
          9.3. Involuntary Termination Other Than for Cause and Effects Thereof. :
                    9.3.1. Involuntary Termination Other Than for Cause. The Company can terminate the employment of Executive for any reason other than Cause subject to the terms of this Agreement.
                    9.3.2. Effects of Involuntary Termination Other Than for Cause. If the Executive’s employment is terminated for any reason other than for Cause, the Company will be obligated to continue the Base Salary of Executive for a period of 8 weeks in addition to the payment of the Accrued Obligations. The Executive shall also be eligible for health and dental coverage as provided for under COBRA, using the normal COBRA administration process of the Company. Payments of Base Salary continuation pursuant to Section 9.3.2 shall be subject to the Company’s prior receipt of an executed and effective Release that has not been revoked prior to any payment.
          9.4. Termination due to Death. If the Executive’s employment shall terminate by reason of death, the Company shall pay the Executive’s estate the Accrued Obligations. Such payments shall be in addition to those rights and benefits to which the Executive’s estate may be entitled under the relevant Company plans or programs.
          9.5. Equity Based Compensation. Notwithstanding any other provision herein, all equity based Incentive Compensation Awards held by Executive shall be governed by the terms of the applicable Incentive Compensation Plan and Incentive Compensation Award agreement and this Agreement shall have no effect on them.
          9.6. Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived the Executive’s rights in writing), including, without

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limitation, any and all indemnification arrangements in favor of the Executive (whether under agreements or under the Company’s charter documents or otherwise), and insurance policies covering the Executive, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into with, the Company shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.
          9.7. Indemnification. At all times during the Executive’s employment with the Company and thereafter, the Company shall provide the Executive with indemnification and director and officer insurance insuring the Executive against insurable events which occur or have occurred while the Executive was a director or executive officer of the Company, on terms and conditions that are at least as generous as that then provided to any other current or former director or executive officer of the Company or any Affiliate.
     10. Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.
     11. Representations. The Executive hereby represents to the Company that the Executive is legally entitled to enter into this Agreement and to perform the Executive’s obligations hereunder, and that the Executive has the full right, power and authority to grant to the Company the rights contemplated in Section 12.2.
     12. Executive’s Covenants. The Executive hereby agrees to the following:
          12.1. Confidentiality. The Executive recognizes and acknowledges that the Company’s and its predecessor’s Confidential Information is a valuable, special and unique asset of the Company’s businesses, access to and knowledge of which are essential to the performance of the Executive’s duties. Confidential Information shall include trade secrets and includes information acquired by the Executive in the course and scope of the Executive’s job with the Company, including information acquired from third parties, that is (i) not generally known or disseminated outside the Company (such as nonpublic information), (ii) is designated or marked by the Company as “confidential” or reasonably should be considered confidential or proprietary, or (iii) the Company indicates through its policies, procedures or other instructions should not be disclosed to anyone outside the Company. Without limiting the foregoing definitions, some examples of Confidential Information under this Agreement include (a) matters of a technical nature, such as scientific, trade or engineering secrets, “know-how”, formulae, secret processes, inventions, and research and development plans or projects regarding existing and prospective customers, and products and services, (b) information about costs, profits, markets, sales, customer lists, customer needs, customer preferences and customer purchasing histories, supplier lists, internal financial data, personnel evaluations, nonpublic information

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about medical devices or products of the Company (including future plans about them), information and material provided by third parties in confidence and/or with nondisclosure restrictions, computer access passwords, and internal market studies or surveys and (c) any other information or matters of a similar nature. The Executive shall not, during or after the Executive’s employment by the Company, in whole or in part, disclose such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Executive make use of any such property for the Executive’s own purposes or for the benefit of any person firm, corporation, association or other entity (except the Company) under any circumstances during or after the Executive’s employment by the Company; provided, however, that after the Executive’s employment by the Company ceases these restrictions shall not apply to such Confidential Information, if any, which are then in the public domain, and provided further that the Executive was not responsible, directly or indirectly, for such Confidential Information entering the public domain without the Company’s consent.
          12.2. Inventions. The Executive hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, during the Executive’s employment by the Company or any of its predecessors which relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under consideration or development by the Company or any of its predecessors, or which otherwise relate to or pertain to the business, functions or operations of the Company or any of its predecessors, or which arise from the efforts of the Executive during the Executive’s employment with the Company or any of its predecessors. The Executive shall, during and after the Executive’s employment with the Company, communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements. The Executive shall, during and after the Executive’s employment by the Company, execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Executive within one (1) year after the Executive’s employment with the Company ceases shall be deemed to fall within the provisions of Section 12.2 unless proved to have been first conceived and made following such termination or expiration.
          12.3. Non-Solicitation of Employees. The Executive recognizes that the Executive possesses and will possess confidential information about other employees of the Company and its Affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customer of the Company and its Affiliates. The Executive recognizes that the information the Executive possesses and will possess about these other employees is not generally known, is of substantial value to the Company and its Affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by the Executive because of the Executive’s business position with the Company and its Affiliates. The Executive agrees that at all times during the Executive’s

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employment with the Company and for a period equal to the Executive’s Total Number of Months thereafter, the Executive will not, directly or indirectly, solicit or recruit any employee of the Company or its Affiliates for the purpose of being employed by the Executive or by any competitor of the Company or its Affiliates on whose behalf the Executive is acting as an agent, representative or employee and that the Executive will not convey such confidential information or trade secrets about other employees of the Company and its Affiliates to any other Person; provided, however, that it shall not constitute a solicitation or recruitment of employment in violation of paragraph to discuss employment opportunities with any employee of the Company or its Affiliates who has either first contacted the Executive or regarding whose employment the Executive has discussed with and received the written approval of the Company’s Vice President, Human Resources (or, if such position is vacant, the Company’s then Chief Executive Officer), prior to making such solicitation or recruitment. In view of the nature of the Executive’s employment with the Company, the Executive likewise agrees that the Company and its Affiliates would be irreparably harmed by any such solicitation or recruitment in violation of the terms of this paragraph and that the Company and its Affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other relief available to them.
          12.4. Non-Interference and Non-competition. During the Executive’s employment by the Company and its Affiliates and for a period of 12 months after such employment ceases, the Executive shall not, directly or indirectly (whether as an officer, director, owner, employee, partner, or other participant), engage in any Competitive Business. During this period, the Executive shall not solicit or entice any agent, supplier, consultant, distributor, contractor, lessors or lessees of the Company or its Affiliates to make any changes whatsoever in their current relationships with the Company or its Affiliates, and will not assist any other Person or entity to interfere with or dispute such relationship. In view of the nature of the Executive’s employment with the Company, the Executive likewise agrees that the Company and its Affiliates would be irreparably harmed by any such interference or competitive actions in violation of the terms of this paragraph and that the Company and its Affiliates shall therefore be entitled to preliminary and/or permanent injunctive relief prohibiting the Executive from engaging in any activity or threatened activity in violation of the terms of this paragraph and to any other relief available to them.
          12.5. Release. The Executive and the Company agree that if the Executive’s employment is terminated for any reason other than Cause or death, the Executive and the Company will execute a release (the “Release”) of all claims substantially in the form attached hereto as Exhibit A within forty-five (45) days after the applicable Date of Termination and does not revoke such Release in accordance to the terms thereof. The Executive recognizes and agrees that notwithstanding any other section to the contrary, this executed Release is required to be made prior to any post employment payments of any kind under this Agreement. Furthermore, in the event that the Executive is covered under the Age Discrimination in Employment Act (“ADEA”), the Executive agrees to execute the ADEA Release of all ADEA claims substantially in the form attached hereto as Exhibit B as provided in the ADEA Release.

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          12.6. Cooperation with Legal Matters. Executive agrees to cooperate with the Company and its designated attorneys, representatives and agents in connection with any actual or threatened judicial, administrative or other legal or equitable proceeding in which the Company is or may become involved. Upon reasonable notice, Executive agrees to meet with and provide to the Company or its designated attorneys, representatives or agents all information and knowledge Executive may have relating to the subject matter of any such proceeding. The Company agrees to reimburse Executive for any reasonable costs incurred by Executive in providing such cooperation.
     13. Specific Remedies for Executive Breach of the Covenants as outlined in Section 13. Without limiting the legal rights and remedies available to the Company, in the event of any breach by the Executive of the covenants set forth in Section 12 above, the following actions may be taken by the Company:
          13.1. The Company’s obligation to make any payment or provide any benefits to the Executive under of this Agreement (except those covered by COBRA) shall cease immediately and permanently, which shall not have any impact whatsoever on the Executive’s continuing obligations under Section 12;
          13.2. The Executive shall repay to the Company, within ten (10) days after the Executive receives written demand therefore, an amount equal to ninety percent (90%) of the post employment payments and benefits previously received by the Executive under this Agreement, plus interest on such amount at an annual rate equal to the lesser of ten percent (10%) or the maximum non-usurious rate under applicable law, from the dates on which such payments and benefits were received to the date of repayment to the Company; and
          13.3. It is the desire and intent of the parties that the provisions of Section 12 be enforced to the fullest extent permissible under the applicable laws in each jurisdiction in which enforcement is sought. Accordingly, if any portion of Section 12 is adjudicated to be invalid or unenforceable, Section 12 shall be deemed curtailed, whether as to time or location, to the minimum extent required for its validity under applicable law and shall be binding and enforceable with respect to the Executive as so curtailed, such curtailment to apply only with respect to the operation of Section 12 in the jurisdiction in which the such adjudication is made. If a court in any jurisdiction, in adjudicating the validity of Section 132, imposes any additional terms or restrictions, then Section 12 shall be deemed amended to incorporate such additional terms or restrictions.
          13.4. Executive agrees and acknowledges that Executive has received good and adequate consideration for the covenants set forth in Section 12 in the form of employment, compensation and benefits separate and independent of any post employment payments or potential payments in this Agreement.
     14. Potential Impact of Accounting Restatements on Certain Bonuses and Profits.

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          14.1. If the Company is required to prepare an accounting restatement of the Company’s consolidated balance sheet or statement of operations affecting any reporting period that transpires during the term of this Agreement due to the material noncompliance of the Company with any financial requirements under the securities laws, the Company’s Board will be entitled to determine whether the noncompliance was the result of knowing, intentional, fraudulent or illegal conduct by the Executive, and if it so determines, to require the Executive to reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received by the Executive from the Company during the term of this Agreement and (ii) any profits realized from the sale of securities of the issuer by the Executive during the term of this Agreement.
          14.2. In making the determination whether to seek reimbursement from Executive, the Board will consider whether any bonus, incentive payment, equity award, or other compensation has been awarded or received by the Executive during the term of this Agreement and whether such compensation was based on any financial results or operating metrics that were satisfied as a result of the Executive’s knowing, intentional, fraudulent or illegal conduct. The Board has sole discretion in determining whether the Executive’s conduct has or has not met the standard of such forfeiture.
          14.3. If the Board determines that forfeiture is appropriate, such amounts shall be withheld from any future amounts owed to the Executive as compensation. The Company may also commence legal action to collect such sums as the Board determines is owed to the Company.
     15. Successors.
          15.1. Assignment by the Executive. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.
          15.2. Successors and Assigns of the Company. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The Company may not assign this Agreement to any person or entity (except for a successor described in Section 15.3 below) without the Executive’s written consent.
          15.3. Assumption. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.

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     16. Miscellaneous.
          16.1. Governing Law. This Agreement shall be governed by, construed under and enforced in accordance with the laws of the State of Tennessee without regard to conflicts-of-laws principles that would require the application of any other law. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
          16.2. Amendment. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing of both parties. No person, other than pursuant to a resolution of the Board or the Compensation Committee, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.
          16.3. Assignment. This Agreement may be assigned, without the consent of the Executive, by the Company to any person, partnership, corporation, and association or other entity which has purchased all or substantially all the assets of the Company, provided that such assignee assumes all the liabilities of the Company hereunder.
          16.4. Insurance. The Company may, at its election and for its benefit, insure the Executive against accidental loss or death, and the Executive shall submit to such physical examination and supply such information to the insurance company as may be required in connection therewith; provided, however, that no detailed information concerning the Executive’s physical examination will be provided to the Company or made available to the Company by the insurance company.
          16.5. Waiver of Breach. A waiver by the Company or the Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the other party.
          16.6. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
          16.7. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient in writing and if sent by certified mail or express delivery to the Executive at 10047 French Springs Road, Lakeland, TN 38002, or to the Company at Wright Medical Technology, Inc., Attention: General Counsel, 5677 Airline Road, Arlington, Tennessee 38002, or to such other address as either party shall notify the other. Notices and communications shall be effective when actually received by the addressee.
          16.8. Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

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          16.9. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter referred to herein and supersedes any and all prior negotiations, understandings, arrangements, letters of intent, and agreements, whether written or oral, between the Executive and the Company and its Affiliates, or any of its or their directors, officers, employees or representatives with respect thereto.
          16.10. No Right of Employment. Nothing in this Agreement shall be construed as giving the Executive any right to be retained in the employ of the Company or shall interfere in any way with the right of the Company to terminate the Executive’s employment at any time, with or without Cause.
          16.11. Unfunded Obligation. The obligations under this Agreement shall be unfunded. Benefits payable under this Agreement shall be paid from the general assets of the Company. The Company shall have no obligation to establish any fund or to set aside any assets to provide benefits under this Agreement.
          16.12. Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any provision of this Agreement is likely to be interpreted as a personal loan prohibited by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated there under (the “Act”), then such provision shall be modified as necessary or appropriate so as to not violate the Act; and if this cannot be accomplished, then the Company shall use its best efforts to provide the Executive with similar, but lawful, substitute benefit(s) at a cost to the Company not to significantly exceed the amount the Company would have otherwise paid to provide such benefit(s) to the Executive. In addition, if the Executive is required to forfeit or to make any repayment of any compensation or benefit(s) to the Company under the Act or any other law, such forfeiture or repayment shall not constitute Good Reason.
          16.13. Attorneys’ Fees. Should either party file any action to enforce the terms of this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys’ fees and litigation costs.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.
AGREED AND ACCEPTED

WRIGHT MEDICAL TECHNOLOGY, INC.	DAVID D. STEVENS

By: /s/ Edward A. Steiger	/s/ David D. Stevens
Title: Senior Vice President, Human Resources

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EXHIBIT A
MUTUAL RELEASE AGREEMENT
     This Mutual Release Agreement (this “Agreement”), is made and entered into this __ day of_________,_______ , , by and between Wright Medical Technology, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Delaware with its principal place of business at 5677 Airline Road, Arlington, Tennessee 38002, and David D. Stevens (the “Executive”).
     The Executive, on behalf of the Executive and the Executive’s heirs, executors, administrators, successors and assigns, whether herein named or referred to or not, does hereby release, discharge, and acquit and by these presents does hereby release, acquit, and forever discharge Company, its successors and assigns, its agents, servants, and employees, its divisions, subdivisions, and affiliates (collectively, the “Company”), of and from any and all past, present, and future claims, counterclaims, demands, actions, causes of action, liabilities, damages, costs, loss of services, expenses, compensation, third-party actions, suits at law or in equity, of every nature and description, whether known or unknown, suspected or unsuspected, foreseen, or unforeseen, real or imaginary, actual or potential, and whether arising at law or in equity, under the common law, state or federal law, or any other law, or otherwise, including, but not limited to, any claims that have been or might have been asserted as a result of the establishment or termination of the employer-employee relationship, hereinafter collectively referred to as claims. It is the intention of the parties hereto to effect a full and final general release of all such claims. It is expressly understood and agreed that this release and agreement is intended to cover, and does cover, not only all now known injuries, losses, and damages, but any future injuries, losses, and damages not now known or anticipated, but which may later develop or be discovered, including all the effects and consequences thereof.
     Executive does hereby declare that the Executive does understand, covenant, and agree that the Executive will not make any claims or demands, or file any legal proceedings against Company or join Company as a party to any claim, demand, or legal proceedings nor shall Executive proceed against any other party, person, firm, or corporation on the claims described above except as is necessary in order to enforce the terms and conditions of this Release and the Severance Pay Agreement.
THE FILING OF ANY CLAIM, DEMAND, OR ANY AND ALL OTHER LEGAL PROCEEDINGS, BY THE EXECUTIVE, AGAINST COMPANY, SHALL BE DEEMED TO BE A MATERIAL BREACH OF THE TERMS OF THIS AGREEMENT. SUCH BREACH SHALL, IMMEDIATELY, TERMINATE COMPANY’S DUTY TO PAY ANY FURTHER SUMS TO EXECUTIVE AND SHALL ALSO BIND EXECUTIVE TO REPAY ANY AND ALL SUMS PAID TO EXECUTIVE PURSUANT TO THE TERMS OF THIS AGREEMENT. ADDITIONALLY, EXECUTIVE SHALL INDEMNIFY AND HOLD HARMLESS COMPANY FROM ANY AND ALL JUDGMENTS, COSTS, EXPENSES, OR ATTORNEY

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FEES WHATSOEVER ARISING ON ACCOUNT OF THE FILING OF ANY SUCH CLAIM, DEMAND, OR OTHER LEGAL PROCEEDINGS BY THE EXECUTIVE.
     It is further understood and agreed that the acceptance of the consideration more fully described in the Severance Pay Agreement between the parties is in full accord and satisfaction of any obligations, claims, and/or disputes that Executive may have with Company.
     And the parties hereby declare, understand, covenant, and agree that the terms of the Severance Pay Agreement, and the amount stated therein, are the sole consideration for this release and agreement and that the parties voluntarily accept said consideration for the purpose of making a full and final compromise, adjustment and settlement of all claims for injuries, losses, and damages resulting, or to result, from said claims.
     Except for any claim under Sections 12, 13 or 14 of the Employment Agreement, the Company, on behalf of itself, its agents, servants, and employees, its divisions, subdivisions, and affiliates (collectively, the “Company”), successors and assigns, whether herein named or referred to or not, does hereby release, discharge, and acquit and by these presents does hereby release, acquit, and forever discharge Executive, the Executive’s heirs, executors, administrators, successors and assigns, of and from any and all past, present, and future claims, counterclaims, demands, actions, causes of action, liabilities, damages, costs, loss of services, expenses, compensation, third-party actions, suits at law or in equity, of every nature and description, whether known or unknown, suspected or unsuspected, foreseen, or unforeseen, real or imaginary, actual or potential, and whether arising at law or in equity, under the common law, state or federal law, or any other law, or otherwise, including, but not limited to, any claims that have been or might have been asserted as a result of the establishment or termination of the employer-employee relationship, hereinafter collectively referred to as claims. It is the intention of the parties hereto to effect a full and final general release of all such claims. It is expressly understood and agreed that this release and agreement is intended to cover, and does cover, not only all now known injuries, losses, and damages, but any future injuries, losses, and damages not now known or anticipated, but which may later develop or be discovered, including all the effects and consequences thereof.
     Company does hereby declare that the Company does understand, covenant, and agree that the Company will not make any claims or demands, or file any legal proceedings against Executive or join Executive as a party to any claim, demand, or legal proceedings nor shall Company proceed against any other party, person, firm, or corporation on the claims described above except as is necessary in order to enforce the terms and conditions of this Release and the Severance Pay Agreement.
THE FILING OF ANY CLAIM, DEMAND, OR ANY AND ALL OTHER LEGAL PROCEEDINGS, BY THE COMPANY, AGAINST EXECUTIVE, SHALL BE DEEMED TO BE A MATERIAL BREACH OF THE TERMS OF THIS AGREEMENT. SUCH BREACH SHALL, IMMEDIATELY, TERMINATE EXECUTIVE’S DUTY TO COMPLY WITH THE NON-SOLICIATION, NON-INTERFERENCE, AND NON-COMPETITION COVENANTS OF THE SEVERANCE PAY AGREEMENT BETWEEN THE PARTIES. ADDITIONALLY,

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COMPANY SHALL INDEMNIFY AND HOLD HARMLESS EXECUTIVE FROM ANY AND ALL JUDGMENTS, COSTS, EXPENSES, OR ATTORNEY FEES WHATSOEVER ARISING ON ACCOUNT OF THE FILING OF ANY SUCH CLAIM, DEMAND, OR OTHER LEGAL PROCEEDINGS BY THE COMPANY.
     It is further understood and agreed that the acceptance of the consideration more fully described in the Employment Agreement between the parties is in full accord and satisfaction of any obligations, claims, and/or disputes that Company may have with Executive.
     It is further understood and agreed that this is the full and complete understanding of the parties, that it is the integrated memorial of their agreement and that there are no other written or oral understandings, agreements, covenants, promises, or arrangements, directly or indirectly connected with this release, that are not incorporated herein. The terms of this release are contractual and are not mere recitals.
     Notwithstanding the foregoing, nothing in this Release shall release either party from obligations resulting from the Employment Agreement nor prohibit either party from seeking the enforcement of the Employment Agreement.
     IN WITNESS WHEREOF, the parties executed this Release as of the Effective Date.
AGREED AND ACCEPTED

WRIGHT MEDICAL TECHNOLOGY, INC.	EXECUTIVE

By:
David D. Stevens
Title:

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EXHIBIT B
ADEA RELEASE AND AGREEMENT
     As a material inducement to Wright Medical Technology, Inc. (hereinafter referred to as “Wright” or “Employer”) to enter into this ADEA Release and Agreement (the “Release or “Agreement”) with David D. Stevens (hereinafter referred to as “Executive”) (for Executive, Executive’s heirs, executors, administrators and assigns), Executive hereby unconditionally releases and forever discharges Wright and each of the Wright’s stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights, under the Age Discrimination in Employment Act of 1967, as amended from time to time, and other federal, state, or local laws prohibiting discrimination, any claims the employee may have with regard to Executive’s hiring, employment, or electing the re-employment program and termination of employment claims growing out of any legal restrictions on Wright’s right to terminate its employees (“Claim” or Claims”), which the Executive now has, owns or holds, or claims to have owned or held, or which the Executive at any time hereinafter may have owned or held or claimed to have owned or held against Wright.
     To comply with the Older Workers Benefit Protection Act of 1990, as amended from time to time, the Release and Agreement has advised Executive of the legal requirements of this Act and fully incorporates the legal requirements by reference into this Agreement as follows:
a.	This Agreement is written in layman’s terms, and the Executive understands and comprehends its terms;

b.	Executive has been advised of Executive’s rights to consult an attorney to review the Agreement;

c.	Executive does not waive any rights or claims that may arise after the date the Release is executed;

d.	Executive is receiving consideration beyond anything of value to which he already is entitled;

e.	Executive has been given a reasonable period of time to consider this Agreement (45 days).

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As consideration for this Release, Wright agrees to provide the items listed in the Employment Agreement dated     . The Executive enters into this Release with full knowledge of its contents and enters into this Agreement voluntarily.
AGREED AND ACCEPTED

EXECUTIVE:	WRIGHT MEDICAL TECHNOLOGY, INC.

I acknowledge that I fully understand and agree that this Agreement may be pleaded by Wright Medical Technology, Inc. as a complete defense to any claim which hereafter may be asserted by me or a claim against Wright Medical Technology, Inc. for or on account of any matter or thing whatsoever arising out of the employment relationship or my termination from active employment.

David D. Stevens	By:
Title:
NOTE: EXECUTIVE IS HEREBY ADVISED OF HIS OR HER RIGHT TO RESCIND AND NULLIFY THIS AGREEMENT, WHICH RIGHT MUST BE EXERCISED, IF AT ALL, WITHIN SEVEN (7) DAYS OF THE DATE OF EXECUTIVE’S SIGNATURE. EXECUTIVE MUST REVOKE RELEASE BY LETTER TO WRIGHT MEDICAL TECHNOLOGY, INC., ATTENTION: GENERAL COUNSEL, 5677 AIRLINE ROAD, ARLINGTON, TN 38002, WITHIN SEVEN (7) DAYS. NO CONSIDERATION SHALL BE CONVEYED UNTIL SUCH TIME PERIOD HAS EXPIRED.